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                                                                      EXHIBIT 21




                               ORYX ENERGY COMPANY
                                  SUBSIDIARIES



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                      COMPANY NAME                          PLACE OF INCORPORATION/REGISTRATION
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
               Antelope Insurance Co. Ltd.                                Bermuda
          East Texas Salt Water Disposal Company                           Texas
                  Mesbic Ventures, Inc.                                    Texas
               Oryx Algerie Energy Company                          British West Indies
             Oryx Algerie (Mehaiguene)Company                       British West Indies
                Oryx Canada Energy Company                                Delaware
        Oryx Crude Trading & Transportation, Inc.                         Delaware
               Oryx Ecuador Energy Company                                Delaware
              Oryx Eurasian Pipeline Company                              Delaware
              Oryx Caspian Pipeline, L.L.C.                               Delaware
                Oryx Gas Marketing Company                                Delaware
              Oryx Indonesia Energy Company                               Delaware
            Oryx International Energy Company                       British West Indies
              Oryx Kazakhstan Energy Company                              Delaware
          Oryx Kazakhstan (Arman) Energy Company                          Delaware
                Oryx Mexico Energy Company                                Delaware
        Oryx N. W. Shelf Australia Energy PTY. LTD                   Western Australia
                  Oryx Pipe Line Company                                  Delaware
                  Oryx Services Company                                   Delaware
                 Oryx U.K. Energy Company                                 Delaware
             Oryx U.K. (Italy)Energy Limited                           United Kingdom
                 Oryx (ZOC)Energy PTY LTD                            Western Australia
                Sun Energy Partners, L.P.                                 Delaware
 Oryx Crude Trading & Transportation Limited Partnership
          Oryx Gas Marketing Limited Partnership                          Delaware
            Oryx Pipe Line Limited Partnership                            Delaware
        Sun Offshore Gathering Limited Partnership                        Delaware
            Sun Operating Limited Partnership                             Delaware
           Oryx Development Limited Partnership                           Delaware
               Oryx Development - II, L.P.                                Delaware
           Sun Pennsylvania Limited Partnership                           Delaware
        Sun Exploration and Production Company of                         Delaware
                    Pennsylvania, Inc.
              Sun Offshore Gathering Company                            Pennsylvania
                                                                          Delaware
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